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                                                                     Exhibit 3.2
                      BYLAWS OF JACKSONVILLE BANCORP, INC.
                   AS AMENDED AND RESTATED AS OF JUNE 5, 2002

                                    ARTICLE I
                                     OFFICES

     The home office of Jacksonville Bancorp, Inc. (the "Company") shall be located at 76 South Laura Street, Suite 104, Jacksonville, Florida 32202. The Company may establish other facilities, offices or branches at such place or places as the Board of Directors may determine from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual shareholder meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special shareholder meetings may be called by the Chief Executive Officer or the Chairman of the Board of Directors (the "Chairman"), for any purpose, and a special meeting shall be called by the Chief Executive Officer or Secretary at the request, in writing, of a majority of the Board of Directors then in office, or at the request, in writing, of shareholders owning not less than 10% of the entire capital stock of the Company issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting and shall be delivered to the home office of the Company addressed to the Chairman, the Chief Executive Officer, or the Secretary. Business transacted at any special shareholder meeting shall be limited to the purpose(s) stated in the notice thereof.

SECTION 3. PLACE OF MEETING. All shareholder meetings of the Company shall be held at the home office of the Company or such other place within or outside the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting.

SECTION 4. NOTICE OF MEETING. Written notice, signed by the Chief Executive Officer or the Secretary, stating the place, day and hour of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Such notice shall be mailed to the shareholders at their addresses as they appear on the records of the Company. Any shareholder may waive notice of a meeting before, at or after the meeting. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

SECTION 5. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Company shall, at least ten (10) days before each shareholder meeting or such shorter time as exists between the record date and the meeting, make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. The list shall be arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list of shareholders shall be produced at any shareholder meeting at the request of any shareholder.

SECTION 6. QUORUM. Except as otherwise provided in these Bylaws, or the Company's Articles of Incorporation, a majority of the outstanding shares of the Company entitled to vote shall constitute a quorum at a shareholder meeting. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The holders of voting rights for any shares present at a duly convened meeting may continue to transact business until adjournment thereof, notwithstanding the subsequent withdrawal of any holders of voting rights for any shares sufficient to leave less than a quorum.

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SECTION 7.  VOTING OF SHARES. Each shareholder entitled to vote shall be entitled to one vote in person or by proxy for each share of voting stock recorded in its name on the books of the Company. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders, as hereinafter provided.

SECTION 8. PROXIES. At any shareholder meeting, a shareholder may be represented by a proxy appointed by an instrument executed in writing by that shareholder or by its duly authorized attorney-in-fact; but no proxy shall be valid after one year from its date, unless the instrument appointing the proxy provides for a longer period. Such instrument shall be filed with the Secretary of the Company before or at the time of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall have all of the powers conferred by the instrument upon all persons so designated unless the instrument shall otherwise provide.

SECTION 9. RECORD DATE. For the purpose of determining the entitlement to notice of or to vote at any shareholder meeting or any adjournment, or the entitlement to receive payment of any dividend, or in order to make a determination of identity or amount of ownership for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of entitlement to vote at any shareholder meeting has been made as provided in this Section, such determination shall apply equally to any adjournment.

SECTION 10. INSPECTOR OF ELECTION. The Board of Directors may appoint any person(s) other than nominees for office, as inspector(s) of election to act at a shareholder meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting except as hereinafter provided. If inspectors of election are not so appointed, the Chairman or the Chief Executive Officer may, or at the request of at least 10% of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspector(s) are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the Chairman or the Chief Executive Officer.

Unless otherwise prescribed by law or regulation, the duties of such inspector(s) shall include: (a) determining the number of shares entitled to vote, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receiving votes, ballots, or consents; (c) hearing and determining all challenges and questions arising in connection with the right to vote; (d) counting and tabulating all votes, ballots or consents; (e) determining and certifying the results of balloting; and (f) such other acts as may be proper or necessary in order to conduct the election or vote, with fairness to all.

SECTION 11. NATURE OF BUSINESS. At any shareholder meeting, only business brought before the meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Article II, Section 11 shall be conducted.

No business may be transacted at any shareholder meeting, other than business that is either (a) specified in the notice of meeting given by or at the direction of the Board of Directors or any authorized committee; (b) otherwise properly brought before such shareholder meeting by or at the direction of the Board of Directors or any authorized committee; or (c) in the case of an annual meeting, otherwise properly brought before such meeting by any shareholder (i) who is a shareholder of record on the date notice is given and on the record date and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, a shareholder must give timely notice in proper written form to the Secretary, for business to be properly brought before a shareholder meeting.

To be timely, a shareholder's notice to the Secretary must be delivered to or received at the principal executive offices of the Company not less than sixty
(60) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. In the event that the annual meeting is called on a date that is not within thirty (30) days of the preceding annual meeting anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was announced, whichever first occurs.

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To be in proper written form, a shareholder's notice to the Secretary must set forth: (a) each matter that the shareholder proposes to bring before the annual meeting; (b) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (c) the name and record address of the shareholder; (d) the class and number of shares of stock of the Company which the shareholder beneficially owns on the record date for the meeting (if the record date has occurred) and as of the date of such notice; (e) a description of all arrangements or understandings between the shareholder and any other named person or persons in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business; (f) any other information which would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder if such shareholder were engaged in such a solicitation; and (g) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the shareholder meeting except business brought before the shareholder meeting in accordance with the procedures set forth in this Section 11, provided, however, that once business has been properly brought before the shareholder meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion of the business by any shareholder.

SECTION 12. CONDUCT OF MEETINGS. The Chairman shall preside at meetings of shareholders, or in the absence or at the request of the Chairman, the Chief Executive Officer, the President, a Vice President or other director may act as presiding officer of the meeting. If none of those persons is present at the meeting, the presiding officer of the meeting shall be chosen by the vote of a majority of the shares represented and entitled to vote at the meeting. The Secretary shall act as secretary at all meetings of the shareholders, but if the Secretary is not present at the meeting, the presiding officer may appoint any other person to act as secretary of the meeting.

The presiding officer of a meeting shall have broad discretion in determining the order of business. The presiding officer's authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders to speak, calling for necessary reports, determining whether business was properly brought before the meeting in accordance with the procedures set forth herein, declaring that business was not properly brought before the meeting and such business shall not be transacted, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer shall also take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of a shareholder's meeting.


                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be conducted under the direction of its Board of Directors. The Board of Directors shall elect annually from among its members a Chairman who shall preside at meetings of the Board of Directors and meetings of the shareholders or in the absence or at the request of the Chairman, the Chief Executive Officer, the President, a Vice President or other director may act as presiding officer of the meeting.

SECTION 2. NUMBER AND TERM. The number of directors shall be determined by resolution of the Board of Directors but shall consist of no less than three (3) nor more than fifteen (15) members. The directors shall be divided into three classes, each class to be as equal in number as possible. Directors shall serve in the class in which they are elected until their term expires or until their successors are elected and qualified.

SECTION 3. QUALIFICATIONS. Not less than a majority of the directors must, during their whole term of service, be citizens of the United States, and at least three-fifths of the directors must have resided in this state for at least one (1) year preceding their election and must be residents therein during their continuance in office. Unless permitted in writing by any applicable bank regulatory authority, no person shall be eligible for election or shall serve as a director or officer of the Company who has been adjudicated a bankrupt or convicted of a criminal offense involving dishonesty, a breach of trust or money laundering. A director shall automatically cease to be a director when he or she is adjudicated a bankrupt or is convicted of a criminal offense involving dishonesty, a

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breach of trust or money laundering, but no action of the Board of Directors shall be invalidated because of the participation of any such director in such action.

SECTION 4.  REMOVAL OF DIRECTORS.

Directors may be removed:
     (a) for any reason by a vote of the shareholders owning a majority of the shares then entitled to vote at an election of directors;
     (b) as required by applicable federal or state laws and regulations or the guidelines of any bank regulatory authority; or
     (c) to the extent permitted by law, for cause, by a vote of not less than a majority of the disinterested directors entitled to vote, at a meeting noticed and called expressly for that purpose. The term "cause" is defined to mean the commission of an act of willful misconduct, self-dealing, malfeasance, gross negligence, personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). For purposes of this Section, a "disinterested director" is defined to be a director who is not the subject of the removal action.

SECTION 5. ANNUAL MEETING. The Board of Directors shall hold its annual meeting immediately following the annual shareholder meeting, for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors are present at such place and time, no other notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of all of the directors.

SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without notice, at the home office of the Company or such other places within or outside the State of Florida, and at such times, as shall be determined, from time to time, by the Board of Directors.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer, or any three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may reasonably fix the time and place for holding any special meetings of the Board of Directors called by them.

SECTION 8.  NOTICE. Notice of any special meeting shall be given at least three
(3) days prior thereto by telephone or by written notice delivered personally or by facsimile or e-mail to each director at such director's home or business address. Any director may give a waiver of notice of any such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 9. QUORUM. A majority of the number of directors then in office shall constitute a quorum for the transaction of business of any meeting of the Board of Directors, but a smaller number may adjourn a meeting, from time to time, without further notice until a quorum is secured.

SECTION 10. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by law, the Company's Articles of Incorporation or these Bylaws.

SECTION 11. VACANCIES ON BOARD. In the event of any vacancy on the Board of Directors, including any vacancy created by a failure to qualify or by any increase in the number of directors authorized, the Board of Directors may, but shall not be required to, fill such vacancy by the affirmative vote of a majority of the remaining directors.

SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or stated fees for their service as directors. No such payment, however, shall preclude any director from serving the Company in any other proper capacity and receiving reasonable compensation therefor.

SECTION 13. TELEPHONIC MEETINGS. Members of the Board of Directors or members of any committee established in accordance with Article V herein, shall be deemed present in person at a meeting of the Board or

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committee if a conference telephone or similar communication equipment is used, by which all persons participating in the meeting can simultaneously hear each other.

SECTION 14. ACTION WITHOUT A MEETING. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if consent in writing, setting forth the action to be taken, and signed by all members of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or such committee.

SECTION 15. RESIGNATION. Any director may resign at any time by sending or delivering a written notice of such resignation to the Secretary of the Company, addressed to the Chairman or the Chief Executive Officer. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman or the Chief Executive Officer. Three consecutive absences, or a total of four (4) absences in any fiscal year, from regular meetings of the Board of Directors, unless excused by resolution of the Board, shall automatically constitute a resignation effective when such resignation is accepted by the Board of Directors.

SECTION 16. NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Article III, Section 16, shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a shareholder meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures as set forth in Article II, Section 11 and in this Article III, Section 16. To be in proper written form, a shareholder's notice to the Secretary of a nomination for director must, in addition to the information required by Article II, Section 11, set forth the following information as to each person the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee as of the record date of the meeting (if the record date has occurred) and as of the date of such notice; and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. POSITIONS. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, and Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Company may require. Any person may hold more than one office simultaneously.

SECTION 2. ELECTION AND TERM OF OFFICE. Except as otherwise provided in any written employment agreement which has been approved by the Board of Directors, the officers of the Company shall be elected annually by the Board of Directors at its annual meeting. Each officer shall hold office for the term set forth in such officer's written employment agreement, if any, or until the officer's successor shall have been duly elected and shall have qualified, or until the officer's death, or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Company to enter into an employment contract with any officer, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article. Whenever any officer of the Company ceases to be an employee of the Company, he or she shall immediately cease to be an officer of the Company without any further action by such officer, any other officer or the Board of Directors.

SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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SECTION 5.  DUTIES OF OFFICERS.

(a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general and active management of the business of the Company in accordance with the objectives and policies established by and subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have authority to suspend or to remove any employee, agent or appointed officer of the Company and to suspend for cause any officer of the Company elected by the Board of Directors and, in the case of the suspension for cause of any elected officer, to recommend to the Board of Directors any further action which should be taken. The Chief Executive Officer shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the Company, shall make requisite reports to the Board of Directors and the shareholders, and shall perform all such other duties as are incident to the office or are properly required of the Chief Executive Officer by the Board of Directors.

(b) PRESIDENT. The President shall have such powers and shall perform such duties as shall be assigned by the Board of Directors or the Chief Executive Officer. The President shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the Company.

(c) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the Treasurer of the Company, shall have custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. The Chief Financial Officer shall direct the deposit of all moneys and other valuables in the name and to the credit of the Company. The Chief Financial Officer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Company in accordance with objectives and policies established by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Company in accordance with determinations of the Board of Directors, the Chief Executive Officer or the policies of the Company, taking proper vouchers for such disbursement, and shall deliver to the Chief Executive Officer and the Board of Directors reports on the financial condition of the Company.

(d) SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or the Board of Directors, or requested by any shareholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Company and shall affix it to all instruments requiring it, as authorized by the Board of Directors or the Chief Executive Officer. The Secretary will authenticate the documents of the Company.

(e) OTHER OFFICERS. Senior Vice Presidents, Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents may be appointed by the Board of Directors or the Chief Executive Officer as may be deemed advisable. Such officers shall perform such duties as shall be determined from time to time by the appointing officer, such other appropriate officer, or the Board of Directors, as the case may be.

(f) DUTIES GENERALLY. Subject to the foregoing, the officers of the Company shall have such authority and perform such duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board of Directors.

SECTION 6. DELEGATION OF DUTIES. In the absence of or the disability of any officer of the Company, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the officer's powers or duties to any other officer or to any other director.

SECTION 7. REMUNERATION. The remuneration of the Chief Executive Officer shall be fixed from time to time by the Board of Directors. The remuneration of the other officers shall be determined by the Chief Executive Officer subject to the guidelines established by the Board of Directors.

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SECTION 8.  GENERAL POWERS. The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Company, subject always to any limitations imposed by the Board of Directors. ARTICLE V COMMITTEES

SECTION 1. CREATION OF COMMITTEES. The Board of Directors may by resolution designate an Executive Committee, an Audit Committee, and one or more other committees, each to consist of three or more of the directors of the Company. Members of such committees shall serve until the next annual meeting of the Board of Directors or until successors are appointed. Members may be removed from any such committee by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee, if such a committee shall be created, shall consult with and advise the officers of the Company in the management of its business, and shall have, and may exercise to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

SECTION 3. OTHER COMMITTEES. Other committees created by the Board of Directors shall have such functions and may exercise, to the extent provided in the resolution of the Board of Directors creating such committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

SECTION 4. MEETINGS OF COMMITTEES. Regular meetings of any committee may be held without notice at such time and place as shall from time to time be determined by the majority of the members of such committee. Special meetings of any such committee may be called by the Chairman, the Chief Executive Officer, the chairman of such committee, or a majority of the members of such committee upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to by each of the other members of such committee. Such notice shall be given either personally or in the manner provided in Section 8 of Article III of these Bylaws.

SECTION 5. VACANCIES ON COMMITTEES. Vacancies on any committee shall be filled by the Board of Directors then in office at any regular or special meeting.

SECTION 6. QUORUM OF COMMITTEES. At all meetings of any committee, a majority of the committee's members then serving shall constitute a quorum for the transaction of business.

SECTION 7. MANNER OF ACTING OF COMMITTEES. The act of the majority of the members of any committee present at a meeting at which there is a quorum, shall be the act of such committee.

SECTION 8. MINUTES OF COMMITTEES. Each committee shall keep minutes of its proceedings and report the same to the Board of Directors on a regular basis.

SECTION 9. COMPENSATION. Members of committees may be paid compensation for service on such committees in any manner prescribed by the Board of Directors.

                                   ARTICLE VI
                               STOCK CERTIFICATES

SECTION 1. GENERAL. Every holder of capital stock in the Company shall be entitled to have a certificate, signed by the Chief Executive Officer, the President or Vice President and the Chief Financial Officer or the Secretary. Such certificate shall be dated and sealed with the seal of the Company, exhibit the holder's name and certify the number of shares owned. The certificates shall be consecutively numbered and entered in the books of the Company as they are issued.

SECTION 2. TRANSFER OF SHARES. Transfer of shares of the capital stock of the Company shall be made upon its stock transfer books. Authority for such transfer shall be given only by the holder of record of the shares or by its lawfully constituted representative. Such transfer shall be made only upon surrender of the certificate for shares. The person in whose name the certificate for shares of capital stock stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

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SECTION 3.  STOLEN OR LOST CERTIFICATES. The Company or its transfer agent may issue a new certificate or certificates in place of any certificate or certificates of the Company if the holder of record of the certificate does the following: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate or certificates before the Company or its transfer agent has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond, in such form as the Company or its transfer agent may direct, to indemnify the Company and the transfer agent against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Company or its transfer agent.

                                   ARTICLE VII
                                 CORPORATE SEAL

The seal of the Company shall be two concentric circles between which shall be the name of the Company. The year of incorporation and the name of this state shall, and an emblem may, appear in the center.

                                  ARTICLE VIII
                                   FISCAL YEAR

The Company's fiscal year end date shall be December 31.

                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 1. GENERAL. The Company shall indemnify its officers, directors, and employees (but not its agents unless specifically approved in writing by the Board of Directors) to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act as it now exists or may hereafter be amended (the "FBCA") but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment. This includes, but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Company shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. Such right shall be a contract right and shall include the right to be paid by the Company for all expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise. The Board of Directors may establish other terms and conditions on its payment in advance of expenses incurred by employees or agents or by officers or directors serving in another capacity, including without limitation service to an employee benefit plan.

SECTION 2. FAILURE TO PAY CLAIM. If a claim under Section 1 of this Article is not paid in full by the Company within ninety (90) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the FBCA for

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

the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 3. OTHER RIGHTS. The rights conferred on any individual by Sections 1 and 2 of this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 4 INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the FBCA.

SECTION 5. PERSONAL LIABILITY. A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in the FBCA or other applicable state or federal law governing the Company. If the FBCA is amended after adoption of these Bylaws and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders or the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                    ARTICLE X
                                   AMENDMENTS

These Bylaws may be altered, amended or repealed in a manner consistent with the laws of the State of Florida at any time by a majority of the full Board of Directors or by a majority of the votes cast by the shareholders of the Company at any legal meeting. Only the shareholders may alter, amend or repeal a Bylaw previously adopted by the shareholders.

                                   ARTICLE XI
                                  SEVERABILITY

Each provision of these Bylaws shall be separable from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such validity or unenforceability shall not affect any other provision hereof or the powers granted by the Articles of Incorporation or these Bylaws.

These Amended and Restated Bylaws have been adopted by the Board of Directors as the Bylaws of the Company on this 5th day of June, 2002, and shall be effective as of said date.


                                           By:      /s/ Gilbert J. Pomar, III
                                                    -------------------------
                                                    Gilbert J. Pomar, III
                                                    Chief Executive Officer


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